BOB STEPHENS & ASSOCIATES, P.C.
                            2825 Wilcrest, Suite 408
                              Houston, Texas 77042

                                                              Phone 713-339-3388
                                                                Fax 713-339-2355

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -Change in Certifying Accountant" of PalmWorks, Inc.'s registration statement on Form S-1 and are in agreement with the statements contained in the three paragraphs of that section. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                        Very truly yours,

                                        /s/ Bob Stephens & Associates, P.C.

Houston, Texas
June 20, 2000